FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): July 27, 2001

                       Cascade Financial Corporation
                       -----------------------------
           (Exact name of registrant as specified in its charter)

        Delaware                       0-25286             91-0167790
---------------------------          -----------        -------------------
State or other jurisdiction           Commission         (I.R.S. Employer
     of incorporation                File Number        Identification No.)

2828 Colby Avenue, Everett, Washington                        98201
---------------------------------------                       -----
(Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number (including area code)  (425) 339-5500

                             Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On July 27, 2001, Cascade Financial Corporation ("Corporation") issued a press release, which announced that it had completed the reorganization of the Corporation into a bank holding company with a financial holding company election. In connection with the reorganization, the Corporation's subsidiary, Cascade Bank, converted from a federally chartered stock savings bank to a Washington chartered commercial bank.

     Additional information concerning the reorganization and charter conversion is contained in the press release issued by the Corporation on July 27, 2001, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits:

          99   Press Release dated July 27, 2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CASCADE FINANCIAL CORPORATION


DATE: July 27, 2001                By: /s/Lars H. Johnson
                                       --------------------------
                                       Lars H. Johnson
                                       Chief Financial Officer

                            Exhibit 99

[Logo]The Cereghino Group                CASCADE FINANCIAL CORPORATION [Logo]
corporate investor relations             CONTACT: Lars Johnson, Chief
5333 15TH  Avenue South, Suite 1500                 Financial Officer
Seattle, WA 98108                                 425.259-8533
206.762.0993                                          Becky Pendleton Reid
www.stockvalues.com                                         The Cereghino Group
                                                  206.762.0993
==============================================================================

                   CASCADE BANK CONVERTS TO COMMERCIAL BANK
                   ----------------------------------------

EVERETT, WA, - July 27, 2001 -- Cascade Financial Corporation (Nasdaq: CASB), the parent company of Cascade Bank, today announced that it has converted to a bank holding company with a financial holding company election. In connection with the conversion, Cascade Bank has converted to a state chartered commercial bank from a federally-chartered stock savings bank.

"An integral part of community banking is being able to effectively serve businesses as well as consumers. We intend to be the preferred community -based commercial bank in our market," said Carol K. Nelson, President and CEO. "The charter conversion is an important step in our efforts to transform this organization into a vibrant, growing and rewarding business operation.
It will facilitate our continuing efforts to reshape our balance sheet with the goal of improving our revenues and profits."

Over the past four years, commercial, industrial, commercial real estate, construction, and consumer installment loans have increased to 52% of Cascade's total loan portfolio at June 30, 2001, from 32% at June 30, 1997. "As we expand our commercial lending operation, we will work to increase demand deposits through the broad relationship- building opportunities that are part of a well-run community bank," Nelson said.

Cascade is the first federally-chartered savings association in the State of Washington to convert directly to a commercial bank charter. Cascade Bank's primary regulator is now the Washington State Department of Financial Institutions, which conducts joint exams with the Federal Deposit Insurance Corporation (FDIC). "We will now be regulated by an agency with a strong expertise in commercial banking, and our regulatory costs should decline," said Frank M. McCord, Chairman.

"Our new charter grants Cascade Bank all the powers and authorities of national banks operating in Washington state. And, by becoming a financial holding company we can pursue a broad range of activities that are financial in nature," McCord added.

Chartered in 1916, Cascade Bank is the oldest financial institution headquartered in Snohomish County. The Bank has been locally managed for more than 85 years and has an "Outstanding" Community Reinvestment Act rating for serving the credit needs of the local community. Cascade Bank operates fourteen full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. These factors include but are not limited to: the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions, and the Company's ability to implement its commercial banking strategy. Cascade Financial undertakes no responsibility to update or revise any forward-looking statements.
                                -- 0 --
Note:  Transmitted on Business Wire on July 27, 2001 at ___ a.m. PDT.